SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                            ______________________

                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               August 24, 2000


                        Flexpoint Sensor Systems, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)


              0-24368                                87-0620425
    (Commission file number)               (IRS employer identification no.)





     6906 South 300 West, Midvale, Utah                       84047
  (Address of principal executive offices)                  (Zip code)



                                (801) 568-5111
             (Registrant's telephone number, including area code)


                  This document contains a total of 3 pages.

Item 5. Other Events

     In June 1998, the Flexpoint Sensor Systems, Inc. (the "Company") entered into a Purchase and Supply Agreement (the "Supply Agreement") between the Company and Delphi Automotive Systems ("Delphi"). Under the Supply Agreement, Delphi anticipated purchasing sensor mats incorporating the Company's Bend Sensor technology into a "smart" air bag system being developed under arrangement between Dephi and General Motors (the "Delphi/GM Arrangement"). In May 2000, the Company entered into an amendment to the Supply Agreement. Under the terms of the amendment, Delphi was to provide the Company with a $4,100,000 interest free loan. In May 2000, $800,000 was advanced to the Company, additional $300,000 payments were advanced in June, July and August and additional $300,000 payments are to be advanced during each of the following eight months.

     On August 24, 2000, the Company received written notice from Delphi (the "Delphi Notice") that Delphi had received notice from General Motors indicating that:


         ...Delphi has failed to make progress in the development and implementation of the Flexpoint weight based suppression system so as to endanger timely and proper delivery of goods to GM. If Delphi does not correct such failure within ten days after receipt of this notice, the Agreement [Delphi/ General Motors arrangement] will be terminated.

Delphi also stated that it does not believe the engineering problems can be solved within said ten day period or in the foreseeable future.

      Furthermore, Delphi quotes Section 13 of the Supply Agreement which states that:

         In the event that Delco [Delphi] is not selected by GM as the Tier I supplier for the WBSS, then this [Supply] Agreement and all of the Sections contained herein shall be deemed null and void and this [Supply] Agreement shall be of no further force and effect.

The Delphi Notice asserts that, effective upon termination of the Delphi/GM Arrangement the Flexpoint Supply Agreement would be terminated pursuant to
Section 13 thereof. The Company believes that since General Motors had already selected Delphi as the Tier I supplier under the Delphi/GM Arrangement, Delphi does not have the right to terminate the Supply Agreement pursuant to this provision.

     Finally, Delphi asserted that the Company had materially breached the Supply Agreement by failing to meet certain deliverables that were agreed to in January 2000 relating to the Cadillac program. As a result, Delphi stated that no further payments will be made under the Supply Agreement, as amended in May 2000. The Company is perplexed by Delphi's assertion that the Supply Agreement was breached since the deliverable date was modified by joint agreement of the parties on numerous occasions after January 2000. This is the first occasion that Delphi indicated that they believed that the Company had breached the Supply Agreement as a result of failure to meet the purported deliverable dates. In addition, the Company does not believe that Delphi has followed the appropriate contractual provision relating to dispute resolution and contract termination.

     In the event the Company is not able to successfully and timely resolve these matters through negotiations or otherwise with Dephi and General Motors, of which there can be no assurance, there is substantial doubt whether the Company will be able to secure sufficient funding to continue as a going concern.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: August 24, 2000                  FLEXPOINT SENSOR SYSTEMS, INC.


                                      By /s/ John F. Trotter
                                         ________________________________
                                         John F. Trotter
                                         President and Chief Executive Officer